Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Three Rivers Operating Company Inc.
Austin, Texas

We hereby consent to the references to Cawley, Gillespie & Associates, to the inclusion of our estimates of reserves contained in our reports entitled “Evaluation, Three Rivers Operating Company, LLC Interests, Proved Reserves, As of January 1, 2011” and “Evaluation, Three Rivers Operating Company, LLC Interests, Proved Reserves, As of September 30, 2011” and to the specific references to Cawley, Gillespie & Associates as the independent petroleum engineering firm in this Form S-1 Registration Statement and any amendments thereto (collectively, the “Registration Statement”) and the prospectus to which the Registration Statement is related. We further consent to the inclusion of our letter reports dated March 14, 2011 and January 10, 2012 as exhibits to the Registration Statement.

Yours truly,

CAWLEY, GILLESPIE & ASSOCIATES

Fort Worth, Texas
January 24, 2012